SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                        ----------------------------

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported):  November 16, 1995


                       STORAGE TECHNOLOGY CORPORATION
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           (Exact Name of Registrant As Specified In Its Charter)


           Delaware               1-7534                 84-0593263
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       (State or other         (Commission              (IRS Employer
       Jurisdiction of         File Number)            Identification
        Incorporation                                       No.)



           2270 South 88th Street, Louisville, Colorado 80028-4309
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             (Address of Principal Executive Offices) (Zip Code)


     Registrant's telephone number, including area code: (303) 673-5151



                               Not applicable
        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)


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Item 5.   Other Events
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          On November 16, 1995, the Registrant announced that its Board of
Directors had approved a restructuring plan and that it expects to incur a writedown of approximately $150 million -- mostly in the fourth quarter of 1995 -- to cover expenses associated with the restructuring.

          The restructuring plan calls for consolidation of facilities, centralization of logistics and support activities, and the elimination of non-core functions and businesses. The reengineering of the Company's operating model is expected, in turn, to lead to job reductions amounting to approximately 1,500 people over the next year.

          Included in the restructuring is a reduction of both leased and owned facilities, the largest of which is the 553,000 sq. ft. Longmont, Colorado, manufacturing and development location owned by the Company. That facility is expected to be phased down over approximately the next 18 months. Activity at Longmont is planned to be consolidated in other StorageTek facilities, predominantly in Louisville, Colorado.

          The job reductions are scheduled to be implemented throughout 1996, with the majority falling into the first half of the year.
Approximately 1,000 of the jobs are located in Colorado.

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                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Storage Technology Corporation

                                  By:  /S/ MARK D. MCGREGOR
                                      ----------------------------
                                           Mark D. McGregor
                                       Corporate Vice President
                                            and Treasurer

Date:  November 21, 1995